EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 30th day of January, 1998, by and between WINDSOR CAPITAL CORP. ("Company") and Joel A. Wolk, 4850 Regency Court, Boca Raton, Florida 33434-5327, ("Employee"). Reference herein to the Company shall include any successors, if applicable.

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to employ the Employee and the Employee is willing to accept employment by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

         1. RECITALS. All of the above recitals are true and correct.

         2. TERM. The term of this Agreement shall commence on January 30, 1998 (the "Effective Date") and shall continue until the date prior to the third anniversary of such date (hereafter the "Term"). This Agreement and the employment of Employee hereunder shall be automatically extended from year to year thereafter unless (x) terminated by the Company by delivery of not less than 90 days' written notice to Employee prior to the end of the Term or any extension thereof in which case the employment of Employee shall terminate on the last day of such Term or extension or such other date as the parties may agree, or (y) terminated by Employee by delivery of not less than 30 days' written notice to the Company in which case the employment of Employee shall terminate on the last day of such Term or extension or such other date as the parties may agree.

         3. PURPOSE; DUTIES; LOYALTY; AUTHORITY OF EMPLOYEE.

                  a. PURPOSE. During the Term, the Employee will be employed as Chief Operating Officer - Tobacconist Division by the Company and shall render service to the Company as an employee upon all terms, provisions and condition hereinafter set forth.

                  b. DUTIES. Employee is and shall be employed by the Company on a full-time basis. Employee shall perform the duties and have the authority and responsibilities customarily accompanying his position. Employee shall report to the Company's Chief Executive Officer.

                  c. LOYALTY. During the Term, Employee shall devote the necessary time required for his employment position and shall give his best efforts to the business of the Company and to the performance of the duties and obligations of Employee described in this Agreement. Employee shall not, directly or indirectly, alone, or as a partner, officer, director or shareholder of any other institution, be engaged in any other commercial activities whatsoever, or continue or assume any other corporate affiliations without the prior written consent of the Company, except for (a) passive investments, and
(b) minimal time utilized for business activities that do not compete with the business of the Company or its subsidiaries.

                  d. AUTHORITY OF EMPLOYEE. Subject to the Certificate of Incorporation and Bylaws of the Company, Employee shall have the authority to accept orders binding upon the Company and otherwise enter into binding agreements on behalf of the Company appropriate to his position.

         4. COMPENSATION AND EXPENSES.

                  a. SALARY. During the Term, in consideration for the services rendered by the Employee under this Agreement, the Company shall pay the Employee a gross annual salary of $125,000 (the "Base Salary") in


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accordance with the Company's customary payroll practices, and a $500 per month car allowance, subject to federal and state taxes, if any.

                  b. ADDITIONAL COMPENSATION. During the Term, as a further incentive and inducement to the Executive to accept employment by the Company and to devote his best efforts to the business and affairs of the Company, the Employee shall be entitled to bonuses that may be awarded from time to time by the Board of Directors of the Company and to participate in any stock option or bonus plans which the Company may now have or in the future develop.

                  c. OPTIONS. Employee will receive a stock-option agreement exercisable for a period of five (5) years commencing on the date hereof to purchase up to 100,000 shares of the Company's common stock at its fair market value defined as mean of the high and low prices at which common stock is reported to have traded on the over-the-counter System at the close of business on the date of this Agreement. The options will vest upon Employee's execution of this Agreement.

                  d. EXPENSES. During the Term of this Agreement, the Company shall promptly pay or reimburse the Employee for all reasonable business expenses actually incurred or paid by the Employee in the performance of his services hereunder in accordance with the policies and procedures of the Company for the reimbursement of business expenses.

                  e. TAX WITHHOLDING. The Company shall have the right to deduct or withhold from the compensation due Employee hereunder any and all sums required for Federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

         5. BENEFITS.

                  a. VACATION. Each year, Employee shall be entitled to such time out of the office and away from his duties for vacation and attendance at business meetings as the Company may deem reasonable and necessary; provided, however, Employee shall be entitled to a minimum of two weeks of vacation leave with pay during any calendar year.

                  b. PARTICIPATION IN BENEFIT PLANS. Employee shall be entitled to participate in whatever benefit plans, including health insurance that are extended to all employees of the Company, on the same terms that such benefits are so extended. Employee shall be entitled to family health insurance coverage beginning 90 days from the commencement of employment from the Company's insurance carrier.

         6. TERMINATION.

                  a. TERMINATION WITHOUT CAUSE; DEATH; DISABILITY. The Company may, at its sole option, terminate Employee's hereunder without any cause or reason. In the event that the Company materially reduces Employee's duties or status without his prior written consent, or materially breaches its obligations under this Agreement, and fails to promptly (but, in any event, within ten (10) days) remedy same after receipt of written notice from Employee, Employee, at his option, may resign, whereupon such action shall be treated as a termination without cause. In addition, this Agreement will automatically terminate upon Employee's death or Disability (as defined herein). Upon termination for death or Disability, Employee (or his estate) shall be entitled to receive the amounts payable under Section 6 (c)(i) and (ii) for 9 months less any amounts payable under any disability insurance policy or plan. For purposes of this Agreement, "Disability" is defined to mean the inability of Employee due to illness or physical or mental infirmity (as determined by a physician selected by Employee and acceptable to the Company) to perform his duties hereunder on a full-time basis for six consecutive months with reasonable accommodation by the Company.

                  b. TERMINATION FOR CAUSE. The Company may terminate Employee's employment hereunder

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for "cause". For purposes of this Agreement, the term "cause" shall be limited to (i) a felony conviction, or (ii) Employee's willful misconduct which is demonstrably and materially injurious to the Company. If at any time the Company shall determine that Employee has engaged in one or more activities constituting "cause" for termination hereunder, the Company shall provide Employee with an opportunity to appear before the Board of Directors of the Company. If after this opportunity to be heard, the Board with the advice of counsel determines that there is cause for termination, the Company may terminate Employee's employment forthwith.

                  c. PAYMENT UPON TERMINATION WITHOUT CAUSE. In the event of termination without cause, other than by reason of Employee's death or Disability, Employee shall not be required, in mitigation of damages or otherwise, to seek or accept other employment, and Employee shall be entitled to
(i) payment of his Base Salary on the date of termination through the end of the Term or applicable extension period payable in accordance with the Company's customary payroll practices, plus (ii) a pro rata portion of any bonus compensation which would have been paid to Employee under any bonus plan which is adopted by the Company's Compensation Committee or Board of Directors in the year of termination if the Company had met the targeted goals to the date of termination, plus (iii) the continuation of all benefit plans (including, without limitation, all insurance plans) through the end of the Term or the applicable extension period, plus (iv) any remaining unvested options shall vest.

                     If the Company defaults in the payment of any amounts owed hereunder to Employee following written notice by Employee and fails to cure such default within ten days from the date of such notice, Employee shall be entitled to accelerate the entire amount due hereunder. The Company shall have the opportunity to cure a monetary default one time after which time, if another default occurs, Employee shall be entitled to accelerate the entire amount due hereunder upon written notice by Employee without affording the Company an opportunity to cure.

                  d. RETURN OF COMPANY PROPERTY. Upon notice of termination by the Company or resignation by Employee, Employee shall immediately return to the Company all property of the Company in Employee's possession, including Confidential Information (as defined below). Employee acknowledges that the Company may withhold any compensation owed to Employee hereunder until all such property is returned.

         7. COVENANTS OF EMPLOYEE.

                  a. Employee agrees that during the Term and any applicable extension period and for a period of time equal to two years following a termination of employment for any reason other than a termination by the Company without cause, he will not, directly or indirectly, engage, assist or participate in, whether as a director, officer, executive, agent, manager, consultant, partner, owner or independent contractor or other participant, in any Line of Business (as defined below) which is the same as the Company or any of its subsidiaries as of the Effective Date of this Agreement. Employee and Company agree that this clause is to protect the interests of the Company while at the same time allowing the Employee to pursue gainful employment with any other company Employee so chooses, so long as such Employee does not, within the time period herein, work in a line of business that directly competes with any Line of Business engaged in by the Company or any of its subsidiaries as of the Effective Date of this Agreement. Nothing contained herein shall prevent Employee from acquiring less than 1% of any class of securities of any company that has any of its securities listed on a national securities exchange or traded in the over-the-counter market provided Employee remains a passive investor.

                  For the purposes of Section 7.a), Lines of Business shall be defined as those businesses which Company is engaged in as of the Effective Date of this Agreement as follows: (1) retail tobacconist stores.

                  b. Employee agrees that during the Term and any applicable extension period and for a period of two years after the termination of his employment for any reason other a termination by the Company without cause, he will not induce or solicit any person employed or hereafter employed by the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries. Further, Employee agrees that during

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the Term and any applicable extension period and for a period of two years after the termination of his employment for any reason other than a termination by the Company without cause, he will not solicit, divert away, take away, or attempt to take away any customer of the Company who was a customer while Employee was with the Company. Regarding the latter sentence, Company and Employee agree that Employee may contact and do business with those customers, however during the relevant time period, he may not solicit or sell them any product or service in the Lines of Business that were the same as then being offered by the Company or any of its subsidiaries as of the Effective Date of this Agreement.

                  c. Employee agrees and acknowledges that the Confidential Information of the Company and its subsidiaries (as hereinafter defined) is valuable, special and unique to their business, that such business depends on such Confidential Information by keeping it confidential for the use and benefit of the Company. Based on the foregoing, Employee agrees to undertake the following obligations with respect to such Confidential Information.

                           i. Employee agrees to keep any and all Confidential
Information in trust for the use and benefit of the Company.

                           ii. Employee agrees that, except as required by
Employee's duties or authorized in writing by the Company and its subsidiaries or required by applicable law, he will not at any time during and for a period of 3 years after the termination of his employment with the Company and its subsidiaries, disclose, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries

                           iii. Employee agrees to take all reasonable steps
necessary, or reasonably requested by the Company or its subsidiaries, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company and its subsidiaries; and

                           iv. Employee agrees that, upon termination of his
employment by the Company or any of its subsidiaries or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in the possession of or under the control of Employee. Employee further agrees that, if requested by the Company to return any Confidential Information pursuant to this Subsection (iv), he will not make or retain any copy or extract from such materials.

                           For the purposes of this Section 7 (c), Confidential
Information means any and all information developed by or for the Company or any of its subsidiaries of which Employee gained knowledge by reason of his employment by the Company or any of its subsidiaries prior to the date hereof or his employment under this Agreement that is not generally known in any industry in which the Company or its subsidiaries is or may become engaged.

                  d. INJUNCTIVE RELIEF.

                           i. Employee acknowledges and agrees that the
covenants and obligations contained in this Section 7 relate to special, unique and extraordinary matters and that a violation of any of the terms of this Section will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from committing any violation of the covenants and obligations set forth in this Section 7.

                           ii. The Company's rights and remedies under this
Section are cumulative and are in addition to any other rights and remedies the Company may have pursuant to the specific provisions of this Agreement and at law or in equity.

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         8. MISCELLANEOUS.

                  a. ATTORNEY'S FEES. In the event a proceeding is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, each party shall pay its own fees and expenses.

                  b. SUCCESSORS AND ASSIGNS. This Agreement and the benefits hereunder are personal to the Company and are not assignable or transferable by the Employee without the written consent of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and the Employee and the Employee's heirs and legal representatives, and the Company's successors and assigns.

                  c. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Florida, without regard to the application of principles or conflict of laws.

                  d. NOTICES. All notices and other communications required and permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement addressed to the Company at its then principal office, as notified to Employee, or to the Employee at his address specified on page 1 of this Agreement, or to either party hereto at such other address or addresses as he or it may from time to time specify for such purposes in a notice similarly given. All notices and communications shall be deemed to have been received on the date of delivery.

                  e. MODIFICATIONS; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a duly authorized officer of the Company and is agreed to in a writing signed by the Employee and such officer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  f. COMPLETE UNDERSTANDING. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                  g. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                  h. VALIDITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  i. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

                  j. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  k. ARBITRATION. Except for disputes relating to Section 7 of this Agreement, any and all disputes or controversies that shall arise under or in connection with this Agreement or in any other way related to

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Employee's employment by the Company, including termination of employment, shall be submitted to a panel of three arbitrators under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The parties hereby acknowledge that the Federal Arbitration Act takes precedence over any state arbitration statutes, rules and regulations. Each of the arbitrators shall be qualified and experienced in employment related matters with at least one arbitrator being a licensed attorney. The arbitrators must base their determination solely on the terms and conditions of this Agreement and the law in the State of Florida. The arbitrators shall have the authority to award any remedies that a court may order or grant, except that they will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Arbitration shall be held either in Broward County or Dade County, Florida, and the parties hereby agree to accept service of process at the address above written and in the personal jurisdiction and venue as set out herein. Both parties expressly covenant and agree to be bound by the decision of the arbitrators as the final determination of the matter in dispute. Judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. Any fees or costs of such arbitration shall be share equally by the parties.

                  l. INDEMNIFICATION. In accordance with the Company's Certificate of Incorporation and Bylaws, the Company agrees to defend, indemnify and hold harmless the Employee ("Indemnified Party") for acts in his capacity as Employee to the fullest extent permitted by Delaware corporate law at the present time (or as such right of indemnity may be increased in the future) including in particular and without limitation with respect to the execution and delivery of this Agreement or Employee's accepting employment with the Company. The Company agrees to reimburse the Indemnified Party in advance for any costs of defending any action or investigation (including reasonable attorneys' fees and expenses) regarding Employee's performance of his duties under this Agreement, subject to an undertaking from the Indemnified Party to repay the Company if the Indemnified Party in determined not to be entitled to such indemnity by a court of competent jurisdiction; provided that, the Company shall first have the opportunity to defend Employee so long as counsel hired by the Company does not have a conflict with representation of both the Company and the Employee and Employee approves of such counsel.

                  m. Sections 2x and y; 6a and c; 7 and 8 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

EMPLOYEE:                                      COMPANY:

                                               WINDSOR CAPITAL CORP., a
                                               Delaware corporation

/s/ JOEL A. WOLK
------------------------------
Joel A. Wolk

                                               By: /s/ GARY N. MANSFIELD, CEO
                                                   -----------------------------

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